Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Applied Digital Solutions, Inc. (formerly, Applied Cellular Technology, Inc.) of our report dated February 19, 1999 relating to the financial statements of Applied Cellular Technology, Inc. as of and for the year ended December 31, 1998 included in the Form 10-K for the year ended December 31, 1998 of Applied Cellular Technology, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



 /S/ PricewaterhouseCoopers LLP
-------------------------------

PricewaterhouseCoopers LLP

St. Louis, Missouri
February 11, 2000